UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008
Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-27836	65-0643773

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100
(Address of principal executive offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)
Registrant’s telephone number, including area code: +972-4-988-9488
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 14, 2008, the Board of Directors of Protalix BioTherapeutics, Inc. (the “Company”), acting upon the recommendation of the Nominating Committee of the Board of Directors, appointed Mr. Amos Bar-Shalev as a director of the Company. The appointment was made in accordance with Article V, Section 2 of the ByLaws of the Company. Mr. Bar-Shalev was appointed to serve as a director until the Company’s next annual meeting of shareholders. In connection to his appointment to serve as a director, Mr. Bar-Shalev was appointed to replace Mr. Eyal Sheratzky on the Audit Committee and Compensation Committee of the Board of Directors. Mr. Bar-Shalev was director of Protalix Ltd., a wholly-owned subsidiary of the Company, from 2005, and as our director from December 31, 2006, until our last annual meeting of shareholders. Mr. Bar-Shalev was not nominated for re-election at that meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: July 15, 2008	By:	/s/ Yossi Maimon
	Name:	Yossi Maimon
	Title:	Vice President and
Chief Financial Officer

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